SHAREHOLDER SERVICING AGREEMENT


                  SHAREHOLDER SERVICING AGREEMENT (the "Agreement"), dated as of October 20, 2003, between Pioneer Investment Management, Inc. ("Pioneer Investment Management") and UBS Securities LLC ("UBS Securities").

                  WHEREAS, Pioneer Municipal High Income Advantage Trust (the "Trust") is a closed-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and its shares of beneficial interest are registered under the Securities Act of 1933, as amended; and


                  WHEREAS, Pioneer Investment Management is the investment adviser of the Trust; and

                  WHEREAS, Pioneer Investment Management desires to retain UBS Securities to provide shareholder servicing and market information with respect to the Trust, and UBS Securities is willing to render such services;

                  NOW, THEREFORE, in consideration of the mutual terms and conditions set forth below, the parties hereto agree as follows:

1. Pioneer Investment Management hereby employs UBS Securities, for the period and on the terms and conditions set forth herein, to provide the following services (the "Services"):

(a) Undertake to make available public information pertaining to the Trust on an ongoing basis and to communicate to investors and prospective investors the Trust's features and benefits (including periodic seminars or conference calls, responses to questions from current or prospective shareholders and specific shareholder contact where appropriate);

(b) Make available to investors and prospective investors market price, net asset value, yield and other information regarding the Trust, if reasonably obtainable, for the purpose of maintaining the visibility of the Trust in the investor community;

(c) At the request of Pioneer Investment Management or the Trust, provide certain economic research and statistical information and reports, if reasonably obtainable, on behalf of Pioneer Investment Management or the Trust and consult with representatives of Pioneer Investment Management and/or Trustees of the Trust in connection therewith, which information and reports shall include: (i) statistical and financial market information with respect to the Trust's market performance; and (ii) comparative information regarding the Trust and other closed-end management investment companies with respect to (x) the net asset value of their respective shares, (y) the respective market performance of the Trust and such other companies and (z) other relevant performance indicators; provided that, except as legally required or as Pioneer Investment Management or the Trust shall reasonably determine to be appropriate to explain to regulatory authorities or courts any action taken by the Trust or its Board of Trustees, such information and reports may not be quoted or referred to, orally or in writing, reproduced or disseminated by the Trust or any of its affiliates or any of their agents, without the prior written consent of UBS Securities; and

(d) At the request of Pioneer Investment Management or the Trust, provide information to and consult with Pioneer Investment Management and/or the Board of Trustees of the Trust with respect to applicable strategies designed to address market value discounts, which may include share repurchases, tender offers, modifications to dividend policies or capital structure, repositioning or restructuring of the Trust, conversion of the Trust to an open-end investment company, liquidation or merger; including providing information concerning the use and impact of the above strategic alternatives by other market participants; provided that, except as legally required or as Pioneer Investment Management or the Trust shall reasonably determine to be appropriate to explain to regulatory authorities or courts any action taken by the Trust or its Board of Trustees, such information and any recommendations may not be quoted or referred to, orally or in writing, reproduced or disseminated by the Trust or any of its affiliates or any of their agents, without the prior written consent of UBS Securities.

(e) At the request of Pioneer Investment Management or the Trust, UBS Securities shall limit or cease any action or service provided hereunder to the extent and for the time period requested by Pioneer Investment Management or the Trust; provided, however, that pending termination of this Agreement as provided for in
Section 5 hereof, any such limitation or cessation shall not relieve Pioneer Investment Management of its payment obligations pursuant to Section 2 hereof.

(f) UBS Securities will promptly notify Pioneer Investment Management or the Trust, as the case may be, if it learns of any material inaccuracy or misstatement in, or material omission from, any written information provided by UBS Securities to Pioneer Investment Management or the Trust in connection with the performance of services by UBS Securities under this Agreement. UBS Securities acknowledges that in performing the Services under this Agreement, it will comply in all material respects with all applicable laws, rules and regulations.

2. Pioneer Investment Management will pay UBS Securities a fee computed weekly and payable quarterly at an annualized rate of 0.10% of the aggregate average daily managed assets of the Trust. Fees payable hereunder shall be subject to the sales charge limits of the National Association of Securities Dealers, Inc. and shall not exceed 2.20% of the aggregate offering price in the initial public offering (the "Offering") of the common shares of the Trust (the "Maximum Fee Amount").

3. Pioneer Investment Management acknowledges that the shareholder services of UBS Securities provided for hereunder do not include any advice as to the value of securities or regarding the advisability of purchasing or selling any securities for the Trust's portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of UBS Securities, and UBS Securities is not hereby agreeing, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services in connection with providing the services described in Section 1 hereof.

4. Nothing herein shall be construed as prohibiting UBS Securities or its affiliates from providing similar or other services to any other clients (including other registered investment companies or other investment managers), so long as UBS Securities' services to Pioneer Investment Management and the Trust are not impaired thereby. Neither this Agreement nor the performance of the Services hereunder shall be considered to constitute a partnership, association or joint venture between UBS Securities and Pioneer Investment Management. In addition, nothing herein shall be construed to constitute UBS Securities as the agent or employee of Pioneer Investment Management or Pioneer Investment Management as the agent or employee of UBS Securities, and neither party shall make any representation to the contrary.

5. This Agreement shall continue coterminously with and so long as the Investment Advisory Agreement, dated October 15, 2003, remains in effect between the Trust and Pioneer Investment Management, or any similar investment advisory agreement with a successor in interest or affiliate of Pioneer Investment Management remains in effect, as, and to the extent, that such investment advisory agreement is renewed periodically in accordance with the 1940 Act; PROVIDED, HOWEVER, (i) that in the event that the contractual advisory fee rate payable by the Trust to Pioneer Investment Management or such successor or affiliate under the Investment Advisory Agreement is reduced below 0.60%, the fee payable by Pioneer Investment Management to UBS Securities pursuant to
Section 2 of this agreement shall be reduced in proportion to, and for the period of, such reduction of the advisory fee, and this agreement shall be deemed to be amended automatically to reflect the same, and (ii) that this Agreement shall automatically terminate if further payments to UBS Securities would cause the total amount of underwriting compensation in connection with the Offering to exceed the Maximum Fee Amount. This Agreement may not be assigned, except by operation of law or in connection with the sale of all or substantially all of the assets or of the equity securities of one of the parties hereto, without the other party's prior consent.

6. Pioneer Investment Management will furnish UBS Securities with such information regarding Pioneer and the Trust as UBS Securities believes appropriate to its assignment hereunder (all such information so furnished being the "Information"). Pioneer Investment Management recognizes and confirms that UBS Securities (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same and (b) does not assume responsibility for the accuracy or completeness of the Information and such other information. The Information to be furnished by Pioneer Investment Management when delivered, will be true and correct in all material respects and will not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. Pioneer Investment Management will promptly notify UBS Securities if it learns of any material inaccuracy or misstatement in, or material omission from, any Information delivered to UBS Securities. UBS Securities acknowledges that certain of the Information provided by Pioneer Investment Management may be proprietary to Pioneer Investment Management and hereby agrees that it will not disclose (other than as may be required by applicable law or regulatory proceeding, or with the prior written consent of Pioneer Investment Management) to any third party any Information provided to UBS Securities by Pioneer Investment Management and specifically identified in writing by Pioneer Investment Management, prior to or at the time of its delivery, as confidential or proprietary.

7. It is understood that UBS Securities is being engaged hereunder solely to provide the services described above to Pioneer Investment Management and to the Trust and that UBS Securities is not acting as an agent or fiduciary of, and shall have no duties or liability to the current or future shareholders of the Trust, the current or future shareholders of the Trust or any other third party in connection with its engagement hereunder, all of which are hereby expressly waived.

8. Pioneer Investment Management agrees that UBS Securities shall have no liability to Pioneer Investment Management or the Trust for any act or omission to act by UBS Securities in the course of its performance under this Agreement, in the absence of gross negligence or willful misconduct on the part of UBS Securities. Pioneer Investment Management agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

9. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK FOR CONTRACTS TO BE PERFORMED ENTIRELY THEREIN AND WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF.

10. EACH OF THE PIONEER INVESTMENT MANAGEMENT AND UBS SECURITIES AGREE THAT ANY ACTION OR PROCEEDING BASED HEREON, OR ARISING OUT OF UBS SECURITIES' ENGAGEMENT HEREUNDER, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. PIONEER INVESTMENT MANAGEMENT AND UBS SECURITIES EACH HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH ACTION OR PROCEEDING AS SET FORTH ABOVE AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTION OR PROCEEDING. EACH OF PIONEER INVESTMENT MANAGEMENT AND UBS SECURITIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

11. Pioneer Investment Management and UBS Securities each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby. This Agreement may not be assigned by either party without the prior written consent of the other party.

12. This Agreement (including the attached Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both UBS Securities and Pioneer Investment Management.

13. All notices required or permitted to be sent under this Agreement shall be sent, if to Pioneer Investment Management:

                           Pioneer Investment Management, Inc.
                           60 State Street
                           Boston, Massachusetts 02109
                           Attention: Chief Legal Officer

or if to UBS Securities:

                           UBS Securities LLC
                           299 Park Avenue
                           New York, New York  10171
                           Attention:  Chief Legal Officer

or such other name or address as may be given in writing to the other parties. Any notice shall be deemed to be given or received on the third day after deposit in the U.S. mail with certified postage prepaid or when actually received, whether by hand, express delivery service or facsimile transmission, whichever is earlier.

14. This Agreement may be exercised on separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Shareholder Servicing Agreement as of the date first above written.



                                            PIONEER INVESTMENT MANAGEMENT, INC.



                                            By: /s/ Osbert M. Hood
                                            Name: Osbert M. Hood
                                            Title: Chief Executive Officer


                                            UBS SECURITIES LLC


                                            By: /s/ Oscar Junquera
                                            Name: Oscar Junquera
                                            Title:   Managing Director


                                            By: /s/ Todd A. Reit
                                            Name: Todd A. Reit
                                            Title: Executive Director

                  UBS SECURITIES LLC INDEMNIFICATION AGREEMENT
                                                                October 20, 2003


UBS Securities LLC
299 Park Avenue
New York, New York 10171

         In connection with the engagement of UBS Securities LLC ("UBS Securities") to provide the Services to the undersigned (together with its affiliates and subsidiaries, referred to as the "Company") set forth in the Shareholder Servicing Agreement dated October 20, 2003 between the Company and UBS Securities (the "Agreement"), in the event that UBS Securities becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a "Proceeding") in connection with any matter in any way relating to or referred to in the Agreement or the Services to be provided thereunder, the Company agrees to indemnify, defend and hold UBS Securities harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with any matter in any way relating to or referred to in the Agreement or the Services to be provided thereunder (a "Covered Claim"), except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted solely from the gross negligence or willful misconduct of UBS Securities. In addition, in the event that UBS Securities becomes involved in any capacity in any Proceeding which relates to a Covered Claim, the Company will reimburse UBS Securities for its legal and other expenses (including the reasonable cost of any investigation and preparation) as such expenses are incurred by UBS Securities in connection therewith. If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its stockholders, on the one hand, and UBS Securities, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its stockholders, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its stockholders, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Company or its stockholders or affiliates and other constituencies, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which UBS Securities has been retained to perform financial services bears to the fees paid to UBS Securities under the Agreement; PROVIDED, that in no event shall the Company contribute less than the amount necessary to assure that UBS Securities is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by UBS Securities pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by UBS Securities, on the other hand. The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not UBS Securities is an actual or potential party to such Proceeding, without UBS Securities' prior written consent. For purposes of this Indemnification Agreement, UBS Securities shall include UBS Securities LLC, any of its affiliates, each other person, if any, controlling UBS Securities or any of its affiliates, their respective officers current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

         If any Proceeding is brought against UBS Securities in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, UBS Securities shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to UBS Securities and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to UBS Securities or otherwise, unless and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the Company. UBS Securities shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of UBS Securities unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or UBS Securities shall have reasonably concluded that there may be defenses available to it which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of UBS Securities), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction). The Company shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless UBS Securities from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time UBS Securities shall have requested the Company to reimburse UBS Securities for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the Company agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by the Company of the aforesaid request, (ii) the Company shall not have reimbursed UBS Securities in accordance with such request prior to the date of such settlement and (iii) UBS Securities shall have given the Company at least 30 days' prior notice of its intention to settle. The Company shall not, without its prior written consent, effect any settlement of any pending or threatened Proceeding in respect of which UBS Securities is or could have been a party and indemnity could have been sought hereunder by UBS Securities, unless such settlement includes an unconditional release of UBS Securities from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of UBS Securities.

         The Company agrees that neither UBS Securities nor any of its affiliates, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of a Covered Claim, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted solely from the gross negligence or willful misconduct of UBS Securities in performing the services that are the subject of the Agreement.

         THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT ("CLAIM"), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND UBS SECURITIES CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY AND THIRD PARTY AGAINST UBS SECURITIES OR ANY INDEMNIFIED PARTY. EACH OF UBS SECURITIES AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.


         The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of UBS Securities' engagement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

                                           Very truly yours,

                                           PIONEER INVESTMENT MANAGEMENT, INC.


                                           By: /s/ Osbert M. Hood
                                           Name: Osbert M. Hood
                                           Title: Chief Executive Officer



Accepted and agreed to as of the date first above written:

UBS SECURITIES LLC

By   /s/ Oscar Junquera
     Name: Oscar Junquera
     Title: Managing Director


By   /s/ Todd A. Reit
     Name: Todd A. Reit
     Title: Executive Director